Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees/Directors

ING Investors Trust/ING Variable Portfolios, Inc.

We consent to the use of our reports dated February 27, 2009 and February 25, 2009, incorporated herein by reference, on the financial statements of ING Index Plus International Equity Portfolio, a series of ING Investors Trust, and ING International Index Portfolio, a series of ING Variable Portfolios, Inc., and to the references to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus.

/s/ KPMG LLP

Boston, Massachusetts
April 24, 2008